Exhibit 99.1

Alliance Data is now Bread FinancialTM

Rebrand reflects company’s transformation to a tech-forward provider of payment, lending and saving solutions

COLUMBUS, Ohio, March 23, 2022 – Alliance Data (NYSE: ADS) today announced it will now be known as Bread Financial, a tech-forward financial services company that provides simple, personalized payment, lending and saving solutions. After a multi-year transformation to streamline its business model, Bread Financial has emerged as a modern financial services company backed by technology and platform solutions that empower today’s consumer. The company’s prior market-facing brands are now unified under the singular, cohesive Bread Financial brand.

“Combining the heart and hustle of a fintech with the discipline and stability of a well-established bank, Bread Financial will remain laser focused on delivering innovative payment, lending and saving solutions that consumers now demand.” Ralph Andretta, president and CEO, Bread Financial

“This is a turning point for the company, as our new brand represents the strategic direction of our business transformation to a modern, tech-forward financial services company,” said Ralph Andretta, president and chief executive officer, Bread Financial. “Combining the heart and hustle of a fintech with the discipline and stability of a well-established bank, Bread Financial will remain laser focused on delivering the innovative, omnichannel payment, lending and saving solutions that consumers now demand at every stage along their financial journeys.”

Built on the principles of choice, ease and trust, Bread Financial provides simple, personalized solutions that empower consumers to buy, borrow and save their way, including proprietary direct-to-consumer credit cards and deposits. Bread Financial also drives growth and loyalty for its partners through a digitally enabled, white-label product suite that includes private label and co-brand credit cards, installment loans and buy now, pay later (BNPL).

“While we are changing our name and brand, as well as broadening our strategic focus to include more direct-to-consumer products, the foundational elements that drove our decades-long success will remain intact,” said Val Greer, executive vice president and chief commercial officer, Bread Financial. “Specifically, this milestone starts with our associates — the heart of our company — and our customer-focused, results-driven, award-winning culture. We will continue to build on our 30-year legacy of creating value for our partners, and as we transform, we will continue investing in data and analytics, innovative technology, and digital capabilities that meet the needs of our partners and consumers.”

Bread Financial’s parent company is now Bread Financial Holdings, Inc., formerly Alliance Data Systems Corporation (NYSE: ADS). The company’s common stock will begin trading under a new ticker symbol — BFH — on the New York Stock Exchange on April 4, 2022. Bread Financial’s two bank subsidiaries — Comenity Bank and Comenity Capital Bank — will retain their current names.

For more information, visit BreadFinancial.com.

About Bread Financial

Bread FinancialTM (NYSE: ADS) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive product suite, including private label and co-brand credit cards, installment lending and buy now, pay later (BNPL). Bread Financial also offers direct-to-consumer solutions that give customers more access, choice and freedom through its branded payment, lending and saving products.

Formerly Alliance Data, Bread Financial is an S&P MidCap 400 company headquartered in Columbus, Ohio, and committed to sustainable business practices powered by its 6,000+ global associates. To learn more about Bread Financial, visit BreadFinancial.com or follow us on Facebook, LinkedIn, Twitter and Instagram.

Forward-looking statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, initiation or completion of strategic initiatives including our ability to realize the intended benefits of the spinoff of our LoyaltyOne segment, future dividend declarations, and future economic conditions, including, but not limited to, market conditions and COVID-19 impacts related to relief measures for impacted borrowers and depositors, labor shortages due to quarantine, and reduction in demand from clients. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Bread Financial

Brian Vereb — Investor Relations
614-528-4516
Brian.Vereb@alliancedata.com

Shelley Whiddon — Media
214-494-3811
Shelley.Whiddon@alliancedata.com

Rachel Stultz — Media
614-729-4890
Rachel.Stultz@alliancedata.com